EXHIBIT 4.2.9

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT have been registered under the Securities Act of 1933, as amended or under the Securities laws of any state and may not be sold, transferred, pledged, hypothecated OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REPRESENTATIONS AND AGREEMENTS MADE TO THE RECORD HOLDER HEREOF SET FORTH IN THIS WARRANT.

                          COMMON STOCK PURCHASE WARRANT

                                   in favor of

                      MANTLE INTERNATIONAL INVESTMENTS LTD.

                                          DATE: Oct. 2 , 2000

WARRANT NO. OCT. 9, 2000                  400,000 Shares of Common
Stock of TTR Technologies, Inc.

      FOR VALUE RECEIVED, TTR TECHNOLOGIES INC., a Delaware company (the "Company"), hereby grants to MANTLE INTERNATIONAL INVESTMENTS LTD. (the "Holder"), the right to purchase, subject to the terms and conditions hereof, 400,000 fully paid and non-assessable shares of Common Stock of the Company, par value $0.001, (the "Shares").

The warrants shall be exercisable at the following prices:

            134,000 at $6.5
            133,000 at $7.5
            133,000 at $8.5

Hereinafter, (i) such Shares, together with any other equity security which may be issued by the Company in substitution therefor, are referred to as the "Shares"; (ii) the shares purchasable hereunder are referred to as the "Warrant Shares"; (iii) and the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set froth hereinafter, is referred to as the "Per Share Warrant Price"; and (iv) this warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants". The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

1. Warrant Period; Exercise of Warrant

      1.1 The Warrants shall be exercisable for four (4) years, commencing on the first anniversary of this Agreement; provided, however, that such shares shall be exercisable immediately should the Company enter into an agreement pursuant to which the Company consummates a sale, merger, consolidation, tender offer, business combination or similar transaction involving a majority of the business assets or stock of the Company (the "Warrant Period").

This Warrant may be exercised in whole or in part at any time commencing 9:00 a.m., New York City time during the Warrant Period by the surrender of this Warrant (with a duly

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executed exercise form in the form attached at the end hereof as Exhibit A) at the principal office of the Company, together with the proper payment of the Per Share Warrant Price times the number of Warrant Shares.

      1.2 Upon surrender of this warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered to Warrant holder, a certificate or certificates for the number of Warrant Shares being purchased, and such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of the such Shares as of the close of business on the date of the surrender of the Warrant and payment of the Per Share Warrant Price. If this warrant should be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Shares purchasable hereunder.

      1.3 Any stamp tax attributable to the issuance of the Shares shall be borne solely by Holder.

      1.4 At the option of the Holder, in lieu of exercising this Warrant in themanner provided in Subsection 1.1 above, the Holder may elect, pursuant to theterms of this Subsection 1.1, to receive Shares equal to the value of this Warrant (taking into account only that portion of this Warrant that is then exercisable) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares using the following formula:

                                   X = Y(A-B)
                                       ------
                                         A

      where X = The number of Shares to be issued to the Holder.

            Y = The number of Shares purchasable under this Warrant (at the date of such calculation).

            A = The fair market value of one Share (at the date of such calculation).

            B = The Per Share Warrant Purchase Price.

2. Representations and Warranties

      The Holder (i) represents, warrants, covenants and agrees that the Warrant and the underlying Warrant Shares are being acquired by the Holder for the Holder's own account, for investment purposes only, and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part of the Warrant or the underlying Warrant Shares thereof; (ii) understands (x) that if it should thereafter decide to dispose of such Warrant or Warrant Shares (which it does not contemplate at such time) it may do so only in compliance with the Securities Act, (y) this Warrant and the Warrant Shares are not registered under the Securities Act nor does the Company have any obligation to register this Warrant and the Warrant Shares (except as provided in paragraph 3 below) and (z) that it is unlikely that Rule 144 adopted by the Securities and Exchange Commission will be applicable to permit sales of this Warrant and the Warrant Shares in reliance thereon; and (iii) acknowledges that, as of the date hereof, it has been given a full opportunity to ask questions of and to receive answers from the Company concerning this Warrant and the Warrant Shares and the business of the Company and to obtain such information as it desired in order to evaluate the acquisition of this Warrant and the Warrant Shares, and all questions have been answered to its full satisfaction.

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3. Reservation of Shares.

      The Company has reserved, and shall at all times so long as any Warrant remains outstanding, keep reserved, out of its authorized and unissued capital stock, such number of shares of Common Stock, par value $0.001, as shall be subject to purchase under the Warrant.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled toany rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Stock Dividends, Reclassifications, Reorganization, Anti-Dilution Provisions,Etc.

      6.1 In case prior to the expiration of this Warrant by exercise or by its termsthe Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater numberof shares, then, in either of such cases, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares purchasable at that time shall be proportionately increased; and, conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

      6.2 In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or the continuing corporation) or in the case of any sale or conveyance to another corporation or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, in any such case, the Company or such successor or purchasing corporation or entity, as the case may be, shall (i) execute with the Holder an agreement that the Holder shall have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares and/or other securities or other property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action, (ii) make effective provision in its certificate of its incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled to upon exercise of this Warrant.

      6.3 In case of any reclassification or change of the Warrant Shares issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specific par value, or as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), or in the case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change in the right to receive cash or

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other property) of the Shares (other than a change in the par value, or from no par value to a specific par value or, as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

      6.4 Upon the occurrence of each event requiring an adjustment of the Exercise Price and the number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provision of this
Section 6, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 6 and shall prepare a certificate setting forth such adjusted Exercise Price and the adjusted number of Warrant Shares and showing in reasonable detail the facts upon which such determination is made. The Company shall mail to the holder of this Warrant a copy of such Certificate, and thereafter said certificate shall be conclusive and shall be binding upon such holder unless contested by such holder in a written notice furnished to the Company within 15 days of the receipt thereof setting forth in reasonable detail the basis of such contention.

      6.5 In case:

      (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash), pursuant to without limitation, any spin-off, split-off or distribution of the Company's assets; or

      (b) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

      (c) of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall mail to the Holder, at least twenty (20) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend or distribution of rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend on distribution of rights, or shall be entitled to exchange their shares of Common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. The failure to give such notice shall not affect the validity of any such proceeding or transaction and shall not affect the right of the holder of this Warrant to participate in said dividend, distribution of rights, or any such exchange and acquire the kind and amount of cash, securities or other property as the Holder would have been entitled to acquire if it was the record holder of the Warrant Shares which could be obtained upon the exercise of the Warrants immediately before such proceeding or

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transaction; provided that the Holder exercises the Warrants within 30 days after discovery that such action or proceeding has taken place.

      6.6 In case the Company at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

7. Limited Transfer

      7.1 The Company may treat the registered holder of record as the holder for all purposes.

      7.2 In no event shall the Company be obligated to effect any transfer of Warrants or Warrant Shares unless a registration statement is in effect with respect thereto under applicable state and Federal securities laws or unless the Company shall have received an opinion in substance reasonably satisfactory to it from counsel that such registration is not required. Unless registered, the Warrant Shares issued upon exercise of the Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT. ACCORDINGLY, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

8. Registration Rights

At any time that the Company files a registration statement under the Securities Act of 1933, as amended, covering any of its securities, either on its behalf or that of other shareholders or holders of rights in the Company, it shall include in the registration statement the Warrant Shares subject to any term or condition placed by the underwriter which relates to the shareholders.

9. Representations and Warranties of the Company.

The Company represents and warrants to the holder as follows:

      9.1 The Company is duly organized and, as of the date of the original issuance hereof, validly existing and in good standing under the laws of the State of Delaware.

      9.2 The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuing Warrant Shares upon the exercise of this Warrant, such shares as may be issuable upon the exercise hereof.

      9.3 The Warrant Shares, when issued and paid for in accordance with the terms of this Warrant, will be fully paid and not assessable.

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      9.4 This Warrant has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or the bylaws of the Company.

10. Notices

Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit, to each party at its address designated in writing by it to the other party.

11. Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions.

      IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed as of the date first written above.

                                          TTR TECHNOLOGIES INC.


                                          By: /s/ Marc. D. Tokayer
                                              ---------------------------
                                                 Marc. D. Tokayer

                                          Title: President

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                              ELECTION TO PURCHASE

TTR Technologies, Inc.
[address]

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder the full amount of shares represented thereby, and requests that certificates representing such shares be issued in the name of :

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please print name, address and other pertinent information)

                                    Sincerely,